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Exhibit 23.1


                          Independent Auditor's Consent

The Board of Directors
Alliance Bancorp of New England, Inc.:

We consent to the use of our report incorporated herein by reference.

/s/ KPMG LLP
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KPMG LLP

Hartford, Connecticut
October 27, 1999